Exhibit 77D

Morgan Stanley U.S. Government Securities Trust


The Portfolio made those changes to its investment strategies described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on June 13, 2011 (accession number 0001104659-11-034378)
and incorporated by reference herein.